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                                                                   Exhibit 13(b)

                            CLASS 2 DISTRIBUTION PLAN

                             PURSUANT TO RULE 12b-1

     DISTRIBUTION PLAN made as of the 11th day of March, 2003, by and between each of the investment companies listed on Exhibit A, as such Exhibit may be amended from time to time (each, a "Fund," and, collectively, the "Funds"), severally and not jointly, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("MLPF&S").

                              W I T N E S S E T H:

     WHEREAS, the Fund intends to engage in business as a no-load, open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, MLPF&S is a securities firm engaged in the business of selling shares of investment companies to investors; and

     WHEREAS, each Fund proposes to enter into a Distribution Agreement with MLPF&S, pursuant to which MLPF&S will act as the exclusive distributor and representative of each Fund in the offer and sale of shares of each Fund, including the Class 2 shares (the "Class 2 Shares") of each Fund, to the public; and

     WHEREAS, each Fund desires to adopt this Class 2 Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which each Fund will pay an account maintenance fee and a distribution fee to MLPF&S with respect to the Fund's Class 2 Shares; and

     WHEREAS, the Trustees of each Fund have determined that there is a reasonable likelihood that adoption of the Plan will benefit each Fund and its Class 2 shareholders.

     NOW, THEREFORE, each Fund hereby adopts, and MLPF&S hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. The Fund shall pay MLPF&S with respect to the Class 2 Shares of each Fund an account maintenance fee under the Plan at the end of each month at the annual rate of average daily net assets of such Fund accounts specified in Exhibit B, to compensate MLPF&S for providing, or arranging for the provision of, account maintenance activities with respect to Class 2 Shareholders of the Fund. Such activities and services will relate to account maintenance activities relating to Class 2 Shares of the Fund and the sale, promotion and marketing of the Class 2 Shares of the Fund. Expenditures under the Plan may consist of the costs of making services available to Class 2 shareholders incurred in connection with such account maintenance activities (including assistance in connection with inquiries related to shareholder accounts).

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     2.   The Fund shall pay MLPF&S with respect to Class 2 Shares of each Fund a distribution fee under the Plan at the end of each month at the annual rate of average daily net assets of such Fund specified in Exhibit B to compensate MLPF&S for providing, or arranging for the provision of, sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class 2 Shares of each Fund. Such expenditures may consist of sales commissions to financial intermediaries for selling Class 2 Shares, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities (including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials). The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

     3. MLPF&S shall provide each Fund for review by the Board of Trustees, and the Trustees shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and distribution fee during such period. The report shall include an itemization of the distribution and account maintenance expenses incurred by MLPF&S in respect of the Fund, the purpose of such expenditures and a description of the benefits derived by the Fund therefrom.

     4. In the event that the aggregate payments received by MLPF&S under the Distribution Agreement in any fiscal year of the Fund shall exceed the amount of the distribution and account maintenance expenditures of MLPF&S in respect of the Fund in such fiscal year, MLPF&S shall be required to reimburse the Fund the amount of such excess.

     5. This Plan shall not take effect with respect to a Fund until it has been approved, together with any related agreements, by votes of a majority of both (a) the Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

     6. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in paragraph 5 hereof.

     7. The Plan may be terminated at any time with respect to any Fund by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding Class 2 voting securities of the applicable Fund.

     8. The Plan may not be amended to increase materially the rate of payments provided for in Paragraphs 1 or 2 hereof with respect to any Fund unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class 2 voting securities of the applicable Fund, and by the Trustees of the Fund in the manner provided for in Paragraph 5 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 5 hereof.

                                       2

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     9.   While the Plan is in effect with respect to any Fund, the selection and nomination of Trustees who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Trustees who are not interested persons.

     10. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.

     11. The Declaration of Trust establishing each Fund, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of a Fund, but the trust property only shall be liable.

                                       3

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     IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.


                                         EACH OF THE INVESTMENT COMPANIES LISTED
                                         ON EXHIBIT A ATTACHED HERETO


                                         By: /s/ Donald C. Burke
                                            ------------------------------------
                                         Title: Vice President and Treasurer

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED


                                         By: /s/ Todd Simms
                                            ------------------------------------
                                         Title: First Vice President

                                       4

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                                                                       Exhibit A

WCMA Money Fund
WCMA Government Securities Fund
WCMA Tax-Exempt Fund
WCMA Treasury Fund

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                                                                       Exhibit B

                            Class 2 Distribution Fees

                                              Account
        Name of Fund                      Maintenance Fee     Distribution Fee
        ------------                      ---------------     ----------------

WCMA Money Fund .......................        0.25%                0.43%
WCMA Government Securities Fund .......        0.25%                0.43%
WCMA Tax-Exempt Fund ..................        0.25%                0.43%
WCMA Treasury Fund ....................        0.25%                0.43%